Exhibit 15.1

Partners: Paul Aherne* Ashley Davies* Tim Haynes*** Fraser Hern* Kristen Kwok* Arwel Lewis* Andy Randall** Denise Wong*	15 April 2015	Our Ref: DW/AH/M4237-H01577

The Board of Directors

Melco Crown Entertainment Limited

36th Floor

The Centrium

60 Wyndham Street

Central

Hong Kong

Dear Sirs

FORM 20-F

We consent to the reference to our firm under the heading “Board Practices”, the heading “Documents on Display” and the heading “Corporate Governance” in the Annual Report on Form 20-F of Melco Crown Entertainment Limited for the year ended 31 December 2014, which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 15 April 2015 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ WALKERS

WALKERS

Walkers

Suite 1501-1507, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

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*Admitted in England and Wales; **Admitted in New South Wales; ***Admitted in Cayman Islands